SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]      Confidential, for Use of the Commission Only
                                                 (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.



                              The Korea Fund, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

         (1) Title of each class of securities to which transaction applies:

             ------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

             ------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             ------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

             ------------------------------------------------

         (5) Total fee paid:

             ------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------

     (3)  Filing Party:

          ------------------------------------------------

     (4)  Date Filed:

          ------------------------------------------------

[LOGO]                                          345 Park Avenue (at 51st Street)
                                                        New York, New York 10154
The Korea Fund, Inc.                                              (800) 349-4281

September 30, 1999

To the Stockholders:

As you know, the Annual Meeting (the "Meeting") of the Stockholders of The Korea Fund, Inc. (the "Fund") is scheduled for 10:00 a.m., Eastern time, on Wednesday, October 20, 1999, at the offices of Scudder Kemper Investments, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, the stockholders will elect three Directors and consider the ratification of the selection of PricewaterhouseCoopers LLP as the Fund's independent accountants. In preparation for the Meeting, the Fund mailed to you a Notice of Meeting, a Proxy Statement and proxy card concerning these matters on or about September 1, 1999.

Since these materials were mailed to you, approximately one-third of the common stock of Daewoo Securities Co., Ltd. ("Daewoo") was acquired by a consortium of Korean banks (the "Transaction"). Daewoo Capital Management Co., Ltd. ("Daewoo Capital"), a subsidiary of Daewoo, is the Korean sub-adviser to the Fund and serves pursuant to a sub-advisory agreement which provides that it shall automatically terminate in the event of an "assignment," as that term is defined in the Investment Company Act of 1940. The Transaction may constitute such an "assignment." Accordingly, the Fund's Board of Directors has approved a new sub-advisory agreement (the "New Sub-Advisory Agreement"), pursuant to which Daewoo Capital will continue to serve as the Korean sub-adviser to the Fund after the Transaction. The New Sub-Advisory Agreement requires stockholder approval. The Board of Directors hereby notifies the stockholders that this additional item will be considered at the Meeting as "Proposal 3." An Additional Proxy Statement is attached to inform you about this additional proposal. Your Fund's Directors recommend that you vote to approve the New Sub-Advisory Agreement.

Stockholders who are unable to attend the Meeting are strongly encouraged to vote by proxy, which is customary in corporate meetings of this kind. A revised proxy card for your vote at the Meeting and an envelope, postage prepaid, in which to return your revised proxy card are enclosed. Please sign and return the enclosed revised proxy card at your earliest convenience, even if you have previously submitted a proxy card.

Thank you for your prompt attention to this matter, and we apologize for any inconvenience.

Respectfully,
/s/                                                      /s/
   ------------------                                       -------------------
Nicholas Bratt                                           Juris Padegs
President                                                Chairman of the Board

                           ADDITIONAL PROXY STATEMENT

                              THE KOREA FUND, INC.
                                 345 Park Avenue
                            New York, New York 10154

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 20, 1999

                                     GENERAL

                  This Additional Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Korea Fund, Inc., a Maryland corporation (the "Fund"), for use at the Annual Meeting of Stockholders, to be held at the offices of Scudder Kemper Investments, Inc. ("Scudder Kemper" or the "Investment Manager"), 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on Wednesday, October 20, 1999 at 10:00 a.m., Eastern time, and at any adjournments or postponements thereof (collectively, the "Meeting").

                  This Additional Proxy Statement and the enclosed revised proxy card are first being mailed to stockholders on or about September 30, 1999, or as soon as reasonably practicable thereafter. The enclosed materials are provided in addition to the Proxy Statement, the notice of Annual Meeting and the proxy card that were mailed to stockholders of the Fund on or about September 1, 1999. In addition to proposals (1) and (2) detailed in the Proxy Statement, the stockholders will be asked to consider the following proposal (3) at the Meeting: To approve or disapprove a new Research and Advisory Agreement with Daewoo Capital Management Co., Ltd., the Korean adviser to the Fund (the "Korean Adviser"). The new Research and Advisory Agreement is substantially identical to the prior agreement with the Korean Adviser.

                  Any stockholder giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the Fund, 345 Park Avenue, New York, New York 10154) or in person at the Meeting by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, for each proposal referred to in the Proxy Statement and this Additional Proxy Statement. Stockholders who have already voted by proxy should complete the enclosed revised proxy card and mail it in the enclosed addressed, postage prepaid envelope to the Secretary of the Fund at 345 Park Avenue, New York, New York 10154.

                  The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, stockholders are urged to forward their voting instructions promptly.

                  Abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the vote for proposals (1) and (2), which require the approval of a majority of shares voting at the Meeting.

                  Proposal 3, described in this Additional Proxy Statement, requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and as used in this Additional Proxy Statement, means the affirmative vote of the lesser of (i) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund. Abstentions will have the effect of a "no" vote on Proposal 3. Broker non-votes will have the effect of a "no" vote on Proposal 3, which requires the approval of a specified percentage of the outstanding shares of the Fund, if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding voting securities of the Fund. Broker non-votes will not constitute "yes" or "no" votes, and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of the Fund present at the Meeting with respect to Proposal 3.

                  Holders of record of shares of the common stock of the Fund at the close of business on August 25, 1999 (the "Record Date") will be entitled to one vote per share on all business of the Meeting and any adjournments. There were 49,999,999 shares of common stock outstanding on the Record Date.

                  According to filings with the Securities and Exchange Commission on Schedule 13G made in February 1999, Merrill Lynch & Co., on behalf of Merrill Lynch Asset Management Group, World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381, reported beneficial ownership of 3,082,479 shares, or 6.1% of the Fund's outstanding shares.

                  Except as noted above, to the best of the Fund's knowledge, as of June 30, 1999, no persons owned beneficially more than 5% of the Fund's outstanding stock.

                  The Fund provides periodic reports to all stockholders which highlight relevant information, including investment results and review of portfolio changes. You may receive an additional copy of the annual report for the fiscal year ended June 30, 1999 or an additional copy of the semiannual report for the six-month period ended December 31, 1998, without charge, by calling 800-349-4281 or writing the Fund at 345 Park Avenue, New York, New York 10154.

                     PROPOSAL 3: APPROVAL OR DISAPPROVAL OF
                      A NEW RESEARCH AND ADVISORY AGREEMENT
                             WITH THE KOREAN ADVISER

                  Daewoo Capital Management Co., Ltd., a subsidiary of Daewoo Securities Co., Ltd. ("Daewoo Securities"), is the Korean Adviser to the Fund. As more fully described below, approximately 32.58% in aggregate of the common stock of Daewoo Securities has been acquired as of September 22, 1999 by nine Korean banks that are creditors of Daewoo Securities (the "Transaction"). On July 20, 1999, the Board of Directors of the Fund voted to approve the continuance of a Research and Advisory Agreement between Scudder Kemper and the Korean Adviser (the "Former Sub-Advisory Agreement") that was submitted to stockholders and approved at a special meeting of the Fund held on December 17, 1998. The Former Sub-Advisory Agreement, dated September 7, 1998, provides that it shall automatically terminate in the event of an "assignment," as that term is defined in the 1940 Act. The consummation of the Transaction may be deemed to have constituted an assignment of the Former Sub-Advisory Agreement and, therefore, to have caused it to terminate. The Board of Directors believes that it is important for the Fund to continue to have access to the services of the Korean Adviser. Accordingly, a new Research and Advisory Agreement (the "New Sub-Advisory Agreement" and, together with the Former Sub-Advisory Agreement, the "Sub-Advisory Agreements") between Scudder Kemper and the Korean Adviser was approved by the Board of Directors of the Fund on September 23, 1999 and is now being proposed for approval by the stockholders of the Fund as Proposal 3. The New Sub-Advisory Agreement is substantially identical to the Former Sub-Advisory Agreement, except for the dates of execution and termination. The material terms of the Sub-Advisory Agreements are described under "Description of the Sub-Advisory Agreements" below. A form of the New Sub-Advisory Agreement is attached hereto as Exhibit A.

                  The Proxy Statement for the Meeting scheduled for October 20, 1999 was mailed to stockholders of the Fund on or about September 1, 1999. The Korean Adviser and Scudder Kemper became aware of the Transaction after the mailing of that Proxy Statement. Accordingly, this Additional Proxy Statement provides information about the Korean Adviser, the Transaction, and the Sub-Advisory Agreements.

                  On September 24, 1999, the Korean Adviser and Scudder Kemper submitted an application (the "Application") to the Securities and Exchange Commission for an order ("Order") under Section 6(c) of the 1940 Act that would provide exemptive relief from Section 15(a) of the 1940 Act. The Order, if granted, would permit the implementation, without prior stockholder approval, of the New Sub-Advisory Agreement. The

Application requests that the Order cover a period beginning on the date that the Board of Directors of the Fund approved the New Sub-Advisory Agreement (September 23, 1999) and ending no later than December 31, 1999 (the "Interim Period"), and that the Order permit the payment of all fees earned by the Korean Adviser under the New Sub-Advisory Agreement during the Interim Period, subject to stockholder approval or disapproval. The Application states that any fees paid during the Interim Period will not be greater than the fees paid to the Korean Adviser under the Former Sub-Advisory Agreement. Prior to approval by the stockholders of the New Sub-Advisory Agreement, any fees otherwise due under such sub-advisory agreement will be held in escrow subject to stockholder approval. If the stockholders of the Fund do not approve the New Sub-Advisory Agreement, such fees shall be paid to the Fund.


DESCRIPTION OF THE KOREAN ADVISER

                  The Korean Adviser, an investment adviser registered under the Investment Advisers Act of 1940, as amended, was organized in February 1988 under the laws of the Republic of Korea. The address of the Korean Adviser is 34-3 Youido-dong, Yongdungpo- gu, Seoul, Korea. The Korean Adviser is wholly owned by Daewoo Securities. The address of Daewoo Securities is Daewoo Securities Building, 34-3 Youido-dong, Yongdungpo-gu, Seoul, Korea.

                  Scudder Kemper indicated to the Korean Adviser by letter, dated March 19, 1999, that it is interested in acquiring up to 100% of the common stock of the Korean Adviser. While Scudder Kemper and the Korean Adviser continue to examine a proposed transaction, no definitive agreement exists, and there can be no assurance as to when or if such a transaction may take place.

                  The table below sets forth the name, principal occupation and address of the principal executive officer and each director of the Korean Adviser.

NAME AND POSITION
WITH KOREAN ADVISER                    PRINCIPAL OCCUPATION                             ADDRESS
-------------------                    --------------------                             -------

Se-Geun Lee                            President, Daewoo Capital              17-805 Hyundai Apt.,
President                              Management Co., Ltd.                   Mynngil-Dong,
                                                                              Kangdong-Gu, Seoul,
                                                                              Korea

Dong-Wook Park                         Director, Daewoo Capital               707-203 Jungbal Town,
Director                               Management Co., Ltd.                   1004 Madu-Dong, Koyang,
                                                                              Kyungki Province, Korea








Ki-Ho Ohm                              Auditor, Daewoo Capital                327-301 Mokdong
Auditor                                Management Co., Ltd.                   New Complex Apt.,
                                                                              Yangchun-Gu, Seoul,
                                                                              Korea


THE TRANSACTION

                  Based on information provided to the Fund by the Korean Adviser, prior to August 30, 1999, the common stock of Daewoo Securities, the parent of the Korean Adviser, was owned approximately 85% by the public and approximately 15% by Daewoo Corporation and certain affiliates of Daewoo Corporation, which are members of the Daewoo Group, a Korean conglomerate or "chaebol." Like a number of the other chaebols, the Daewoo Group has been experiencing financial difficulties over the past several months.

                  On August 30, 1999, certain members of the Daewoo Group entered into an agreement with a group of six Korean creditor banks, pursuant to which such members agreed to transfer their interests in Daewoo Securities to the creditor banks. As a result of this transfer, the following six creditor banks jointly acquired ownership of approximately 14.5% of the outstanding common stock of Daewoo Securities: Korea Exchange Bank (181, Euljiro 2-ga, Chung-ku, Seoul, Korea); The Korea Development Bank (10-2, Kwanchul- dong, Chongro-ku, Seoul, Korea); Cho Hung Bank (14, Namdaemoon-ro 1-ga, Chung-ku, Seoul, Korea); Hanvit Bank (130, Namdaemoon-ro 2-ga, Chung-ku, Seoul, Korea); Korea First Bank (100, Kongpyung-dong, Chongro-ku, Seoul, Korea); and Seoul Bank (10-1, Namdaemoon-ro 2-ga, Chung-ku, Seoul, Korea). Since August 30, 1999, the following three additional Korean banks have been added to the group of creditor banks to form a group of nine creditor banks (the "Creditor Banks"): KorAm Bank (Hanmie Building #1, Gongpyung-dong, Chongro-ku, Seoul, Korea); Hana Bank (101-1, Euljiro 1-ga, Chung-ku, Seoul, Korea); and Kookmin Bank (9-1, Namdaemoon-ro 2-ga, Chung-ku, Seoul, Korea). The three additional creditor banks have no ownership in the common stock of Daewoo Securities acquired by the six banks as a result of the August 30, 1999 agreement. On September 7, 1999, Daewoo Securities conducted a rights issuance pursuant to which each of the Creditor Banks subscribed on an individual basis to acquire on September 21, 1999 newly issued shares of common stock of Daewoo Securities. In addition, each of the Creditor Banks agreed to acquire on an individual basis new shares of common stock of Daewoo Securities through third-party allotments. Both acquisitions of new shares closed on September 22, 1999, and resulted in each of the Creditor Banks acquiring approximately an additional 2% of the outstanding common stock of Daewoo Securities. Together, the acquisitions by the Creditor Banks of the common stock of Daewoo Securities are referred to as the "Transaction." Upon completion of the Transaction, the Creditor Banks owned in the aggregate approximately 32.58% of the common stock of Daewoo Securities.

                  The Korean Adviser has advised the Fund that the Transaction will have no effect on Daewoo Securities' ownership of the Korean Adviser. The portfolio managers for the Fund will not change as a result of the Transaction.

                  The Creditor Banks have indicated that they will make attempts to find an investor to purchase their interests in Daewoo Securities. Accordingly, there can be no assurance that future events in Korea will not result in a change in the ownership of Daewoo Securities or the Korean Adviser.


DESCRIPTION OF THE SUB-ADVISORY AGREEMENTS

                  Scudder Kemper acts as the investment adviser to and manager and administrator of the Fund pursuant to an Investment Advisory, Management and Administration Agreement, dated as of September 7, 1998. Each of the Sub-Advisory Agreements provides that the Korean Adviser shall furnish Scudder Kemper with information, investment recommendations, advice and assistance as Scudder Kemper from time to time reasonably requests. In addition, each of the Sub-Advisory Agreements provides that the Korean Adviser shall maintain a separate staff within its organization to furnish such services exclusively to Scudder Kemper. For the benefit of the Fund, the Korean Adviser has agreed to pay the fees and expenses of any directors or officers of such Fund who are directors, officers or employees of the Korean Adviser or its affiliates, except that the Fund has agreed to bear certain travel expenses of such director, officer or employee to the extent such expenses relate to the attendance as a director at a meeting of the Board of Directors of the Fund.

                  A form of the New Sub-Advisory Agreement is attached hereto as Exhibit A. THE NEW SUB-ADVISORY AGREEMENT FOR THE FUND IS SUBSTANTIALLY IDENTICAL TO THE FORMER SUB-ADVISORY AGREEMENT, EXCEPT FOR THE DATES OF EXECUTION AND TERMINATION.

                  In return for the services it renders under the Sub-Advisory Agreements, the Korean Adviser is paid by Scudder Kemper monthly compensation which, on an annual basis, is equal to 0.2875% of the value of the Fund's net assets up to and including $50 million; 0.2750% of such assets on the next $50 million; 0.2500% of such assets on the next $250 million; 0.2375% of such assets on the next $400 million; and 0.2250% of such assets in excess of $750 million. During the fiscal year ended June 30, 1999, the fees paid by Scudder Kemper to the Korean Adviser, pursuant to the Former Sub-Advisory Agreement, amounted to $1,234,267.10.

                  Each of the Sub-Advisory Agreements further provides that the Korean Adviser shall not be liable for any act or omission in the course of, in connection with or arising out of any services to be rendered under such Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Korean Adviser in the performance of its duties, or reckless disregard by the Korean Adviser of its obligations and duties under such Sub-Advisory Agreement.

                  The New Sub-Advisory Agreement may be terminated without penalty upon sixty (60) days' written notice by either the Fund's Board of Directors or the Korean Adviser, or by vote of a "majority of the outstanding voting securities of the Fund," and automatically terminates in the event of the termination of the Fund's currently effective investment advisory, management and administration agreement with Scudder Kemper or in the event of its assignment.

                  The New Sub-Advisory Agreement is dated as of September 23, 1999 and provides that it will be in effect for a term ending on September 23, 2000, and may continue thereafter from year to year if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" of the Fund or by the Fund's Board of Directors and, in either event, the vote of a majority of the Fund's Non-Interested Directors (as defined below) cast in person at a meeting called for that purpose. In the event that stockholders of the Fund do not approve the New Sub-Advisory Agreement, it will terminate. In such event, the Board of Directors will take such action as it deems to be in the best interests of the Fund and its stockholders.

                  The Fund's license to invest in Korean securities provides that, should the Fund appoint a successor manager or Korean Adviser or terminate the services of the Investment Manager or the Korean Adviser, approval by the Korean Minister of Finance and Economy would be required. The license provides that such approval will not be unreasonably withheld.

                  During the fiscal year ended June 30, 1999, there were no brokerage commissions on investment transactions paid by the Fund to Daewoo Securities.

BOARD OF DIRECTORS' EVALUATION

                  At an in-person special meeting held on September 23, 1999, the Board of Directors, including a majority of the Directors who are not parties to such agreement or "interested persons" (as defined in the 1940 Act) (the "Non-Interested Directors"), voted to approve the New Sub-Advisory Agreement. The Board of Directors of the Fund considered the Korean Adviser's position as a leading firm in Korea in developing investment research capabilities; information submitted by the Korean Adviser as to revenues and expenses; information relating to the execution of portfolio transactions for the Fund by an affiliate of the Korean Adviser; and various other factors.

                  During the course of their deliberations, the Non-Interested Directors considered a variety of factors, including: the nature, quality and extent of the services furnished by the Korean Adviser to the Fund; the necessity of the Korean Adviser's maintaining and enhancing its ability to retain and attract capable personnel to serve the Fund; the investment advisory record of the Korean Adviser in providing assistance to the Fund; the license held by the Fund to invest in Korea; the experience of the Korean Adviser in the field of investing in Korea; possible economies of scale; the risks assumed by the Korean Adviser; the advantages and possible disadvantages to the Fund of having an adviser of the Fund that also serves other investment companies as well as other accounts; the financial resources of the Korean Adviser and the continuance of appropriate incentives to assure that the Korean Adviser will continue to furnish high-quality services to the Fund; and various other factors.

                  In addition to the foregoing factors, the Non-Interested Directors gave careful consideration to the likely impact of the Transaction on the Korean Adviser's organization. In this regard, the Non-Interested Directors considered, among other things, the fact that the Transaction does not appear to alter in any material respect the operation of the Korean Adviser. The Korean Adviser advised Scudder Kemper that the Transaction would have no material effect on the Korean Adviser's personnel assigned to the Fund and no material effect on the Fund or its stockholders. Scudder Kemper also advised the Board of Directors that it would continue monitoring the status of the Transaction and related events pertaining to the Korean Adviser and its affiliates, and Scudder Kemper assured the Board of Directors that it would use its best efforts to advise it of any material events related thereto. Based on the foregoing, the Non-Interested Directors concluded that the Transaction should cause no reduction in the quality of services provided to the Fund.

DIFFERENCES BETWEEN THE FORMER
AND NEW SUB-ADVISORY AGREEMENTS

                  The New Sub-Advisory Agreement is substantially identical to the Former Sub-Advisory Agreement, except for the dates of execution and termination.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE IN FAVOR OF THIS PROPOSAL 3.


                             ADDITIONAL INFORMATION

                  All information contained in the Proxy Statement mailed on or about September 1, 1999 to stockholders of the Fund, including, but not limited to, information regarding (i) committees of the Board of Directors of the Fund (including, but not limited to, information regarding the membership and frequency of meetings of such committees), (ii) compensation received by Directors and officers of the Fund and (iii) the principal accountant for the Fund, is hereby incorporated by reference.

                  The cost of preparing, printing and mailing the enclosed revised proxy card and this Additional Proxy Statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or telegraph, will be paid by the Korean Adviser or its affiliates without any reimbursement from the Fund or the Investment Manager. In addition to solicitation by mail, certain officers and representatives of the Fund, officers and employees of Scudder Kemper and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, by telegram or personally.

                  Shareholder Communications Corporation ("SCC"), 17 State Street, New York, New York 10004, has been engaged to assist in the solicitation of proxies. The cost of their services is estimated at $3,500 plus expenses. As the Meeting date approaches, certain stockholders of the Fund may receive a telephone call from a representative of SCC if their votes have not yet been received. Authorization to permit SCC to execute proxies may be granted by telephonic or electronically transmitted instructions from stockholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Directors believe that these procedures are reasonably designed to ensure that the identity of the stockholder casting the vote is accurately determined and that the voting instructions of the stockholder are accurately determined.

                  In all cases where a telephonic proxy is solicited, the SCC representative is required to ask for each stockholder's full name, address, social security or employer identification number and title (if the stockholder is authorized to act on behalf of an entity, such as a corporation), and the number of shares owned, and to confirm that the stockholder has received the proxy materials in the mail. If the information solicited agrees with the information provided to SCC, then the SCC representative has the responsibility to explain the process, read the Proposals on each proxy card, and ask for the stockholder's instructions on the Proposals. The SCC representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in the Proxy Statement or this Additional Proxy Statement. SCC will record the stockholder's instructions on each card. Within 72 hours, the stockholder will be sent a letter or mailgram confirming his or her vote and asking the stockholder to call SCC immediately if his or her instructions are not correctly reflected in the confirmation.

                  If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, the stockholder may still attend in person or submit the proxy card originally sent with the Proxy Statement or the revised proxy card enclosed with this Additional Proxy Statement. Should stockholders require additional information regarding the proxy or replacement proxy cards, they may contact SCC toll-free at 800-248-2681. Any proxy given by a stockholder, whether in writing or by telephone, is revocable until voted at the Meeting. Stockholders who have already voted by proxy should complete the enclosed revised proxy card and mail it in the enclosed addressed, postage prepaid envelope to the Secretary of the Fund at 345 Park Avenue, New York, New York 10154.

                  Stockholders of the Fund wishing to submit proposals to be presented at the 2000 meeting of stockholders of the Fund should send their written proposals to John Millette, Secretary of the Fund, 345 Park Avenue, New York, New York 10154 by May 3, 2000. The timely submission of a proposal does not guarantee its inclusion.

                  The Board of Directors of the Fund is not aware of any matters that will be presented for action at the Meeting other than Proposal (1), Proposal (2) and Proposal (3). Should any other matters requiring a vote of stockholders arise, the proxy in accompanying form will confer upon the person(s) entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any other such matters in accordance with their best judgment in the interest of the Fund.

By order of the Board of Directors,

John Millette
Secretary

345 Park Avenue
New York, New York 10154

September 30, 1999

                                                                       EXHIBIT A
                                              FORM OF NEW SUB-ADVISORY AGREEMENT

                         RESEARCH AND ADVISORY AGREEMENT

SCUDDER KEMPER INVESTMENTS, INC.
345 PARK AVENUE
NEW YORK, NEW YORK 10154

                                                              September __, 1999

Daewoo Capital Management Co., Ltd.
34-3 Youido-dong
Yongdungpo-gu
Seoul, Korea

Dear Sirs:

We have entered into an Investment Advisory, Management and Administration Agreement (the "Management Agreement") dated as of September 7, 1998 with The Korea Fund, Inc., a Maryland corporation (the "Fund"), pursuant to which we act as investment adviser to and manager of the Fund. A copy of the Management Agreement has been previously furnished to you. In furtherance of such duties to the Fund, and with the approval of the Fund, we wish to avail ourselves of your investment advisory services. Accordingly, with the acceptance of the Fund, we hereby agree with you as follows for the duration of this Agreement:

                   1. You agree to furnish to us such information, investment recommendations, advice and assistance as we shall from time to time reasonably request. In that connection, you agree to continue to maintain a separate staff within your organization to furnish such services exclusively to us. In addition, for the benefit of the Fund, you agree to pay the fees and expenses of any directors or officers of the Fund who are directors, officers or employees of you or of any of your affiliates, except that the Fund shall bear travel expenses of one (but not more than one) director, officer or employee of you or of any of your affiliates who is not a resident in the United States to the extent such expenses relate to his attendance as a director at meetings of the Board of Directors of the Fund in the United States and shall also bear the travel expenses of any other director, officer or employee of you or of any of your affiliates who is a resident in the United States to the extent such expenses relate




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         to his attendance as a director at meetings of the Board of Directors outside of the United States.

                   2. We agree to pay in United States dollars to you, as compensation for the services to be rendered by you hereunder, a monthly fee which, on an annual basis, is equal to 0.2875% per annum of the value of the Fund's net assets up to and including $50 million; 0.2750% per annum of the value of the Fund's net assets on the next $50 million of assets; 0.2500% per annum of the value of the Fund's net assets on the next $250 million of assets; 0.2375% per annum of the value of the Fund's net assets on the next $400 million of assets; and 0.2250% per annum of the value of the Fund's net assets in excess of $750 million. For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the last business day of each month; provided, however, that the fee for the period from the end of the last month ending prior to termination of this Agreement, for whatever reason, to the date of termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination and the fee for such period through the end of the month in which such proceeds are received shall be prorated according to the proportion which such period bears to a full monthly period. Each payment of a monthly fee shall be made by us to you within the fifteen days next following the day as of which such payment is so computed.

                   The value of the net assets of the Fund shall be determined pursuant to applicable provision of the Certificate of Incorporation and By-laws of the Fund.

                   We agree to work with you, in order to make our relationship as productive as possible for the benefit of the Fund, to further the development of your ability to provide the services contemplated by
         Section 1. To this end we agree to work with you to assist you in developing your research techniques, procedures and analysis. We have furnished you with informal memoranda, copies of which are attached to this Agreement, reflecting our understanding of our working procedures with you, which may be revised as you work with us pursuant to this Agreement. We agree not to furnish, without your consent, to any person other than our personnel and directors and representatives of the Fund any tangible research material that is prepared by you, that is not publicly available, and that has been stamped or otherwise clearly indicated by you as being confidential.

                   3. You agree that you will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund otherwise than for investment.




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                   4. Your services to us are not to be deemed exclusive and you are free to render similar services to others, except as otherwise provided in Section 1 hereof.

                   5. Nothing herein shall be construed as constituting you an agent of us or of the Fund.

                   6. You represent and warrant that you are registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended. You agree to maintain such registration in effect during the term of this Agreement.

                   7. Neither you nor any affiliate of yours shall receive any compensation in connection with the placement or execution of any transaction for the purchase or sale of securities or for the investment of funds on behalf of the Fund, except that you or your affiliates may receive a commission, fee or other remuneration for acting as broker in connection with the sale of securities to or by the Fund, if permitted under the U.S. Investment Company Act of 1940, as amended (the "1940 Act").

                   8. We and the Fund agree that you may rely on information reasonably believed by you to be accurate and reliable. We and the Fund further agree that neither you nor your officers, directors, employees or agents shall be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reason of reckless disregard of your obligations and duties under this Agreement.

                   9. This Agreement shall remain in effect until September __, 2000 and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time, without penalty, by the Fund's Board of Directors or by vote of holders of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice delivered or sent by registered mail, postage prepaid, to you, at your address given above or at any other address of which you shall have notified us in writing, or by you upon 60 days' written notice to us and to the Fund, and shall automatically be terminated in the event of its assignment or of the termination (due




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         to assignment or otherwise) of the Management Agreement, provided that an assignment to a corporate successor to all or substantially all of your business or to a wholly owned subsidiary of such corporate successor which does not result in a change of actual control or management of your business shall not be deemed to be an assignment for purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.

                   10. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund; and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval.

                   11. Any notice hereunder shall be in writing and shall be delivered in person or by facsimile (followed by mailing such notice, air mail postage paid, the day on which such facsimile is sent):

         Addressed

                  If to Scudder Kemper Investments, Inc., to:

                           Scudder Kemper Investments, Inc.
                           345 Park Avenue
                           New York, NY 10154

                           Attention:  President
                           (Facsimile No. 212-319-7813)

                  If to Daewoo Capital Management Co., Ltd., to:

                           Daewoo Capital Management Co., Ltd.
                           34-3 Youido-dong
                           Yongdungpo-gu
                           Seoul, Korea

                           Attention:  Chairman
                           (Facsimile No. 011-822-784-0826)




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         or to such other address as to which the recipient shall have informed the other party.

         Notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile and confirmatory letter are sent.

                   12. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein the terms "interested person," "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,
SCUDDER KEMPER INVESTMENTS, INC.

By:

         -----------------------------------
         Title:



The foregoing agreement is hereby accepted as of the date first above written.

DAEWOO CAPITAL MANAGEMENT CO., LTD.

By:

         -----------------------------------
         Title:


THE KOREA FUND, INC.

By:

         -----------------------------------
         Title:




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                          PLEASE VOTE YOUR PROXY TODAY!

                             YOUR VOTE IS IMPORTANT!

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID
ENVELOPE.

[LOGO]

PROXY                  THE KOREA FUND, INC.                                PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 20, 1999

         The undersigned stockholder of The Korea Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Juris Padegs, Kathryn L. Quirk and Bruce H. Goldfarb, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of Scudder Kemper Investments, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on Wednesday, October 20, 1999 at 10:00 a.m., Eastern time, and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting.

         Unless otherwise specified in the squares provided, the undersigned's vote will be cast FOR each numbered item listed below.

         The Board members of the Fund, including those who are not affiliated with the Fund or Scudder Kemper Investments, Inc., recommend that you vote FOR these items.

Item 1.  The election of Directors:

         FOR all nominees listed below                        [ ]
         (except as marked to the contrary below)

         WITHHOLD AUTHORITY                                   [ ]
         to vote for all nominees listed below




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        Nominees:  Class II: Robert J. Callander, Tai Ho Lee and Kesop Yun
        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

        -------------------------------------------------


Item 2. Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending June 30, 2000:

        [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

Item 3. To approve a new Research and Advisory Agreement between Scudder Kemper Investments, Inc. and Daewoo Capital Management Co., Ltd.:

        [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [   ]


Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

         -----------------------------------
         Signature(s) of Stockholder(s)                  Dated __________, 1999


         -----------------------------------
         Signature(s) of Stockholder(s)                  Dated __________, 1999





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